VOYAGEUR TAX FREE FUNDS
Registration No. 811-03910
FORM N-SAR
Semi-annual Period Ended February 28, 2015

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Voyageur Tax Free Funds (the ?Trust?), on behalf of Delaware Tax-Free Minnesota Fund (the ?Fund?), held on March 31, 2015, the shareholders of the Trust/the Fund voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for the Fund; (iii) to revise the fundamental investment restriction relating to lending for the Fund; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.
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The following proposals were submitted for a vote of the shareholders:
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1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding?of the Fund of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 28,192,113.751
Percentage of Outstanding Shares 63.443%
Percentage of Shares Voted 97.063%
Shares Withheld 853,178.228
Percentage of Outstanding Shares 1.920%
Percentage of Shares Voted 2.937%

Ann D. Borowiec
Shares Voted For 28,127,307.797
Percentage of Outstanding Shares 63.297%
Percentage of Shares Voted 96.839%
Shares Withheld 917,984.182
Percentage of Outstanding Shares 2.066%
Percentage of Shares Voted 3.161%

Joseph W. Chow

Shares Voted For 28,215,515.587
Percentage of Outstanding Shares 63.495%
Percentage of Shares Voted 97.143%
Shares Withheld 829,776.392
Percentage of Outstanding Shares 1.867%
Percentage of Shares Voted 2.857%

Patrick P. Coyne

Shares Voted For 28,186,300.611
Percentage of Outstanding Shares 63.430%
Percentage of Shares Voted 97.043%
Shares Withheld 858,991.368
Percentage of Outstanding Shares 1.933%
Percentage of Shares Voted 2.957%

John A. Fry

Shares Voted For 28,218,865.814
Percentage of Outstanding Shares 63.503%
Percentage of Shares Voted 97.155%
Shares Withheld 826,426.165
Percentage of Outstanding Shares 1.860%
Percentage of Shares Voted 2.845%

Lucinda S. Landreth

Shares Voted For 28,199,951.384
Percentage of Outstanding Shares 63.460%
Percentage of Shares Voted 97.090%
Shares Withheld 845,340.595
Percentage of Outstanding Shares 1.902%
Percentage of Shares Voted 2.910%

Frances A. Sevilla-Sacasa

Shares Voted For 28,184,930.875
Percentage of Outstanding Shares 63.427%
Percentage of Shares Voted 97.038%
Shares Withheld 860,361.104
Percentage of Outstanding Shares 1.936%
Percentage of Shares Voted 2.962%

Thomas K. Whitford

Shares Voted For 28,216,177.787
Percentage of Outstanding Shares 63.497%
Percentage of Shares Voted 97.145%
Shares Withheld 829,114.192
Percentage of Outstanding Shares 1.866%
Percentage of Shares Voted 2.855%

Janet L. Yeomans

Shares Voted For 28,209,140.298
Percentage of Outstanding Shares 63.481%
Percentage of Shares Voted 97.121%
Shares Withheld 836,151.681
Percentage of Outstanding Shares 1.882%
Percentage of Shares Voted 2.879%

J. Richard Zecher

Shares Voted For 28,167,948.428
Percentage of Outstanding Shares 63.388%
Percentage of Shares Voted 96.979%
Shares Withheld 877,343.551
Percentage of Outstanding Shares 1.974%
Percentage of Shares Voted       3.021%

2.

To approve the implementation of a new ?manager of managers? order.
A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware Tax-Free Minnesota Fund

Shares Voted For 19,862,714.671
Percentage of Outstanding Shares 44.699%
Percentage of Shares Voted 68.385%
Shares Voted Against 731,641.413
Percentage of Outstanding Shares 1.646%
Percentage of Shares Voted 2.519%
Shares Abstained       1,126,924.995
Percentage of Outstanding Shares     2.536%
Percentage of Shares Voted      3.880%
Broker Non-Votes       7,324,010.900
3. To revise the fundamental investment restriction relating to lending.
A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware Tax-Free Minnesota Fund

Shares Voted For 19,615,881.219
Percentage of Outstanding Shares 44.143%
Percentage of Shares Voted 67.535%
Shares Voted Against 809,881.878
Percentage of Outstanding Shares 1.823%
Percentage of Shares Voted 2.788%
Shares Abstained       1,295,516.982
Percentage of Outstanding Shares     2.915%
Percentage of Shares Voted      4.460%
Broker Non-Votes       7,324,011.900
4.(a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Voyageur Tax Free Funds
Shares Voted For 19,878,549.162
Percentage of Outstanding Shares 44.734%
Percentage of Shares Voted 68.440%
Shares Voted Against 527,817.727
Percentage of Outstanding Shares 1.188%
Percentage of Shares Voted 1.817%
Shares Abstained        1,314,914.190
Percentage of Outstanding Shares      2.959%
Percentage of Shares Voted       4.527%
Broker Non-Votes        7,324,010.900
4.(b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Voyageur Tax Free Funds
Shares Voted For 19,528,956.635
Percentage of Outstanding Shares 43.947%
Percentage of Shares Voted 67.236%
Shares Voted Against 775,935.255
Percentage of Outstanding Shares 1.746%
Percentage of Shares Voted 2.671%
Shares Abstained       1,416,386.189
Percentage of Outstanding Shares     3.187%
Percentage of Shares Voted      4.876%
Broker Non-Votes       7,324,013.900
4.(c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Voyageur Tax Free Funds
Shares Voted For 19,812,831.380
Percentage of Outstanding Shares 44.586%
Percentage of Shares Voted 68.214%
Shares Voted Against 604,738.501
Percentage of Outstanding Shares 1.361%
Percentage of Shares Voted 2.082%
Shares Abstained       1,303,711.198
Percentage of Outstanding Shares     2.934%
Percentage of Shares Voted      4.489%
Broker Non-Votes       7,324,010.900

SUB-ITEM 77I:  Terms of new or amended securities

On August 19-21, 2014, the Board of Trustees of Voyageur Tax Free Funds (the ?Registrant?) voted to approve the early conversion of Delaware Tax-Free Minnesota Fund?s Class B shares to Class A shares. In connection with this approval, the Board amended the terms of the Registrant?s Agreement and Declaration of Trust via Board resolution to permit the early conversion of Class B shares to Class A shares. The rights of Class A shares did not change. Details related to the early conversion are incorporated herein by reference to the supplement dated August 22, 2014 to the Registrant?s prospectus dated December 30, 2013, as filed with the Securities and Exchange Commission (SEC Accession No. 0001137439-14-000321).

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